UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

September 12, 2014 (September 10, 2014)

Date of Report (Date of earliest event reported)

CRESTWOOD EQUITY PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-34664	43-1918951
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Louisiana Street, Suite 2060

Houston, Texas 77002

(Address of principal executive offices)

(832) 519-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 10, 2014, Crestwood Equity Partners LP (“CEQP”) entered into Amendment No. 8 (the “Eighth Amendment”) to CEQP’s Amended and Restated Credit Agreement, dated as of November 24, 2009, as amended and restated as of February 2, 2011 (as amended from time to time prior to the date hereof, the “Credit Agreement”), with JPMorgan Chase Bank, N.A., as administrative agent and the financial institutions party thereto.

The Eighth Amendment amends the Credit Agreement to modify the maximum total leverage ratio financial covenant levels as follows:

Fiscal Quarter Ending On or About	Required Total Leverage Ratio
September 30, 2014	5.50 to 1.00
December 31, 2014	5.50 to 1.00
March 31, 2015	5.25 to 1.00
June 30, 2015	5.00 to 1.00
September 30, 2015 and each fiscal quarter ending thereafter	4.75 to 1.00

Additionally, the Eighth Amendment amends the Credit Agreement to increase the general partnership commitment from $550,000,000 to $625,000,000 and decrease the expansion option from $100,000,000 to $25,000,000.

The foregoing description of the Eighth Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Eighth Amendment that is attached hereto as Exhibit 10.1 and incorporated by reference into this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Amendment No. 8, dated September 10, 2014, to the Amended and Restated Credit Agreement, dated as of November 24, 2009, as amended and restated as of February 2, 2011, and as further amended from time to time prior to the date hereof, by and among Crestwood Equity Partners LP, JPMorgan Chase Bank, N.A., as administrative agent, and the financial institutions party thereto.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRESTWOOD EQUITY PARTNERS LP

By:	Crestwood Equity GP LLC, its General Partner

Date: September 12, 2014	By:	/s/ Michael J. Campbell
Michael J. Campbell Senior Vice President and Chief Financial Officer

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